UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 4, 2006

                    The St. Paul Travelers Companies, Inc.
            (Exact name of registrant as specified in its charter)


         Minnesota                   001-10898                41-0518860
    (State or other            (Commission File Number)      (IRS Employer
 jurisdiction of incorporation)                         Identification Number)

                 385 Washington Street                           55102
                 Saint Paul, Minnesota
       (Address of principal executive offices)                (Zip Code)

                                (651) 310-7911
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

         On May 4, 2006, pursuant to the recommendation of the Governance Committee, the Board of Directors of The St. Paul Travelers Companies, Inc. (the "Company") approved the following changes to the Company's compensation program for non-employee directors, effective May 4, 2006:

                  (a) Increase the annual retainer from $50,000 to $60,000;

                  (b) Increase the annual award of deferred common stock units from $50,000 to $125,000;

                  (c) Eliminate the annual stock option grant which had a Black-Scholes value of $40,000; and

                  (d) Increase the additional fee paid to the chairs of each committee of the Board of Directors from $15,000 annually to $20,000 annually, except that the chair of the Audit Committee will continue to be paid an additional fee of $25,000 annually and the chair of the Compensation Committee will continue to be paid an additional fee of $20,000 annually.

         All other terms and conditions regarding non-employee director compensation remain as outlined in the Company's proxy statement for the 2006 annual meeting of stockholders.

         Separately, the Board formerly maintained common stock ownership targets for non-employee directors in amounts valued at four times the director's annual retainer, or an aggregate of $200,000. The Board has increased the common stock ownership targets for non-employee directors to amounts valued at four times the director's annual deferred common stock unit award, or an aggregate of $500,000.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2006                      THE ST. PAUL TRAVELERS COMPANIES, INC.

                                       By: /s/ Bruce A. Backberg
                                           ------------------------------------
                                           Name:  Bruce A. Backberg
                                           Title:   Senior Vice President